Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Warren S. Hoffman, Chief Financial Officer, Vice President and Director of the managing general partner, Prudential-Bache Properties, Inc. (the “Managing General Partner”), of Prudential-Bache/Watson & Taylor, Ltd.-2 (the “Partnership”), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Partnership’s Quarterly Report on Form 10-Q for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Warren S. Hoffman
Warren S. Hoffman Chief Financial Officer and Vice President of the Managing General Partner November 13, 2006